Exhibit 99.1

Amber Road Announces Second Quarter 2016 Financial Results

EAST RUTHERFORD, N.J.--(BUSINESS WIRE)--August 4, 2016--Amber Road, Inc. (NYSE: AMBR), a leading provider of global trade management (GTM) solutions, today announced its financial results for the second quarter ended June 30, 2016.

Jim Preuninger, Chief Executive Officer of Amber Road, stated, “We delivered a strong second quarter. We are generating healthy demand for our global trade offerings, the momentum we have been building over the last four quarters continues to grow as the global trade landscape evolves and changes, and we have successfully executed against our plans and programs. Political events like Brexit and new and ever-changing rules and regulations in China are adding to the relentless complexity our customers and prospective customers are facing, and companies are increasingly turning to Amber Road because of our comprehensive software suite, as well as the valuable wealth of expertise our trade specialists and Global Knowledge database provide. We believe we are well-positioned for a successful second half of 2016 and are very optimistic on our long-term outlook.”

Second Quarter 2016 Financial Highlights

Revenue

  Total revenue was $18.1 million, an increase compared to $17.4 million for the comparable period of 2015.
  Subscription revenue was $12.8 million, an increase compared to $11.7 million for the comparable period of 2015.
  Professional Services revenue was $5.3 million, compared to $5.7 million for the comparable period of 2015.

Operating Loss

  GAAP operating loss was $(4.4) million, compared to $(7.8) million for the comparable period of 2015.
  Non-GAAP adjusted operating loss(1) was $(2.7) million, compared to $(4.6) million for the comparable period of 2015.

Net Loss

  GAAP net loss was $(4.7) million, compared to $(8.2) million for the comparable period of 2015.
  GAAP basic and diluted net loss per common share was $(0.18), compared to $(0.32) for the comparable period of 2015, based on 26.6 million and 26.1 million basic and diluted weighted average common shares outstanding, respectively.
  Non-GAAP adjusted net loss(1) was $(3.0) million, compared to $(5.0) million for the comparable period of 2015.
  Non-GAAP adjusted net loss per common share was $(0.11), compared to $(0.19) for the comparable period of 2015, based on 26.6 million and 26.1 million basic and diluted weighted average common shares outstanding, respectively.

Adjusted EBITDA

  Adjusted EBITDA was $(1.1) million for the three months ended June 30, 2016 and $(2.9) million for the comparable period of 2015.

Balance Sheet and Cash Flow

  Cash and cash equivalents at June 30, 2016 totaled $16.1 million, compared with $17.9 million at December 31, 2015.
  Cash provided by operating activities was $0.6 million for the first six months of 2016, compared to cash used in operating activities of $(6.8) million for the first six months of 2015.

A reconciliation of GAAP operating loss and net loss to Non-GAAP adjusted operating loss and net loss, of GAAP net loss to Adjusted EBITDA and of GAAP total revenue to Non-GAAP total revenue has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Second Quarter 2016 Business Highlights

  Announced that it is partnering with the UK Government’s 'Exporting is GREAT' initiative to help small and medium sized businesses in the UK jumpstart and expand their success in overseas markets. As the prime Global Trade Management partner to join the initiative, Amber Road will provide key trade related content for participating companies.
  Released results of the '2016 Trade Compliance Training Survey', a report published by Amber Road’s Global Trade Academy. The survey of 300 U.S.-based global companies across a range of revenues and industries found that 56 percent of executives at the companies surveyed are not investing in trade compliance training, even though 28 percent of those companies had already been fined or warned by government agencies for noncompliance.
  Announced that Danieli & C. Officine Meccaniche SpA, parent company of Danieli Group, which ranks among the three largest suppliers of equipment and plants for the metals industry worldwide, has selected its Restricted Party Screening solution to support Danieli’s enterprise-wide global trade compliance initiative.

Business Outlook

Based on information available as of August 4, 2016, Amber Road is issuing guidance for the third quarter and full year 2016. Refer to the reconciliation of GAAP guidance to non-GAAP guidance tables at the end of this release for details on non-GAAP adjustments.

Third Quarter 2016:

  Total GAAP revenue is expected to be in the range of $18.5 million to $19.1 million.
  Non-GAAP adjusted operating loss(1) is expected to be in the range of $(2.6) million to $(3.2) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of $(0.11) to $(0.13). This assumes 26.8 million basic and diluted shares outstanding.

Full Year 2016:

  Total non-GAAP revenue(2) is expected to be in the range of $72.5 million to $74.5 million.
  Non-GAAP adjusted operating loss(1) is expected to be in the range of $(11.9) million to $(13.9) million.
  Non-GAAP adjusted net loss per common share is expected to be in the range of $(0.49) to $(0.56). This assumes 26.8 million basic and diluted shares outstanding.

Endnotes:

(1) For 2016, non-GAAP adjusted operating loss and adjusted net loss excludes stock-based compensation, change in fair value of contingent consideration liability, purchase accounting deferred revenue adjustment, acquisition compensation costs, and acquisition related costs. For 2015, non-GAAP adjusted operating loss excludes stock-based compensation, puttable stock compensation, change in fair value of contingent consideration liability, purchase accounting deferred revenue adjustment, acquisition compensation costs and acquisition related costs.

(2) Non-GAAP total revenue includes the purchase accounting deferred revenue adjustment.

Conference Call Information

Amber Road will host a conference call on Thursday, August 4, 2016 at 5:00 p.m. Eastern Time (ET) to discuss the Company’s second quarter financial results and its business outlook. To access this call, dial (888) 427-9419 (domestic) or (719) 325-2455 (international). The conference ID is 5664237. Additionally, a live webcast of the conference call will be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

Following the conference call, a replay will be available at (877) 870-5176 (domestic) or (858) 384-5517 (international) from August 4, 2016, 8:00pm EST to August 11, 2016, 11:59pm EST. The replay pass code is 5664237. An archived webcast of this conference call will also be available in the “Investor Relations” section of the Company’s web site at www.AmberRoad.com.

About Amber Road

Amber Road’s (NYSE: AMBR) mission is to improve the way companies manage their international supply chains and conduct global trade. As a leading provider of cloud based global trade management (GTM) solutions, we automate the global supply chain across sourcing, logistics, cross-border trade and regulatory compliance activities to dramatically improve operating efficiencies and financial performance. This includes collaborating with suppliers on development, sourcing and quality assurance; executing import and export compliance checks and generating international shipping documentation; booking international carriers and tracking goods as they move around the world; and minimizing the associated duties through preferential trade agreements and foreign trade zones. Our solution combines enterprise-class software, trade content sourced from government agencies and transportation providers in 147 countries, and a global supply chain network connecting our customers with their trading partners, including suppliers, testing/auditing firms, freight forwarders, customs brokers and transportation carriers. We deliver our GTM solution using a Software-as-a-Service (SaaS) model and leverage a highly flexible technology framework to quickly and efficiently meet our customers’ unique requirements around the world. For more information, please visit www.AmberRoad.com, email Solutions@AmberRoad.com or call 201-935-8588.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Amber Road has provided non-GAAP financial measures and non-GAAP guidance within this press release including non-GAAP adjusted operating and net loss, adjusted EBITDA and non-GAAP total revenue, financial measures that are not calculated in accordance with generally accepted accounting principles, or GAAP. Provided below is a reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, net loss to adjusted EBITDA and GAAP total revenue to Non-GAAP total revenue. EBITDA consists of net loss plus depreciation and amortization, interest expense (income) and income tax expense. Adjusted EBITDA consists of EBITDA plus stock-based compensation, puttable stock compensation, changes in the fair value of contingent consideration liability, purchase accounting adjustment to deferred revenue, acquisition compensation costs and acquisition related costs. Non-GAAP total revenue is defined as GAAP total revenue before purchase accounting adjustments as a result of an acquisition. Amber Road has included these non-GAAP measures in this press release because it assists in comparing performance on a consistent basis across reporting periods, as it removes from operating results the impact of the Company’s capital structure. Amber Road believes these non-GAAP measures are useful to an investor in evaluating its operating performance because they are often used by the financial community to measure a company’s operating performance without regard to items such as depreciation and amortization, which can vary depending upon accounting methods and the book value of assets, and to present a meaningful measure of performance exclusive of its capital structure and the method by which assets were acquired.

Amber Road’s use of these non-GAAP measures has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are:

  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and these non-GAAP measures do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
  these non-GAAP measures do not reflect changes in, or cash requirements for, working capital needs;
  these non-GAAP measures do not reflect the potentially dilutive impact of equity-based compensation;
  these non-GAAP measures do not reflect interest or tax payments that may represent a reduction in cash available; and
  other companies, including companies in Amber Road’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider these non-GAAP measures together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP operating and net loss to non-GAAP adjusted operating and net loss, and adjusted EBITDA, and GAAP total revenue to non-GAAP total revenue, has been provided in the financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only our current expectations and beliefs, and therefore, contain risks and uncertainties about future events or our future financial performance, including, but not limited to, achieving revenue from bookings, closing business from the sales pipeline, new customer deployments and maintaining these relationships, the ability to reduce operating losses and use of cash, and attaining profitability. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions and may be inaccurate. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our annual, periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this press release, even though our situation may change in the future.

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Unaudited)

	June 30, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$16,105,290	$17,854,523
Accounts receivable, net	13,694,744	18,308,547
Unbilled receivables	409,404	1,024,861
Deferred commissions	3,891,052	3,767,432
Prepaid expenses and other current assets	2,768,704	2,003,849
Total current assets	36,869,194	42,959,212
Property and equipment, net	10,715,236	12,180,109
Goodwill	43,895,140	43,913,185
Other intangibles, net	6,906,407	7,673,661
Deferred commissions	6,781,875	7,007,518
Deposits and other assets	904,548	890,059
Total assets	$106,072,400	$114,623,744
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,328,716	$1,451,463
Accrued expenses	9,840,111	8,805,159
Current portion of capital lease obligations	1,292,771	1,598,450
Deferred revenue	31,957,271	30,532,404
Current portion of term loan, net of discount and debt financing costs	405,836	312,086
Total current liabilities	44,824,705	42,699,562
Capital lease obligations, less current portion	1,020,878	1,916,944
Deferred revenue, less current portion	2,097,914	2,393,345
Term loan, net of discount and debt financing costs, less current portion	13,958,057	14,207,850
Revolving credit facility	5,500,000	5,000,000
Other noncurrent liabilities	1,943,574	3,909,728
Total liabilities	69,345,128	70,127,429
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; issued and outstanding 26,460,677 and 26,260,459 shares at June 30, 2016 and December 31, 2015, respectively	26,461	26,261
Additional paid-in capital	184,607,505	181,457,089
Accumulated other comprehensive loss	(1,276,300)	(783,209)
Accumulated deficit	(146,630,394)	(136,203,826)
Total stockholders’ equity	36,727,272	44,496,315
Total liabilities and stockholders’ equity	$106,072,400	$114,623,744

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Subscription	$12,840,208	$11,704,722	$25,279,192	$22,046,072
Professional services	5,298,732	5,672,674	9,824,420	10,525,449
Total revenue	18,138,940	17,377,396	35,103,612	32,571,521
Cost of revenue (1):
Cost of subscription revenue	4,973,849	4,920,945	10,023,724	9,309,185
Cost of professional services revenue	4,058,867	4,746,866	8,026,568	8,563,384
Total cost of revenue	9,032,716	9,667,811	18,050,292	17,872,569
Gross profit	9,106,224	7,709,585	17,053,320	14,698,952
Operating expenses (1):
Sales and marketing	5,985,149	6,486,750	11,480,690	12,201,891
Research and development	3,999,649	3,986,639	7,887,645	7,612,358
General and administrative	3,547,907	5,078,434	7,546,543	9,461,857
Total operating expenses	13,532,705	15,551,823	26,914,878	29,276,106
Loss from operations	(4,426,481)	(7,842,238)	(9,861,558)	(14,577,154)
Interest income	29,420	16,398	51,048	28,346
Interest expense	(221,793)	(266,694)	(422,173)	(391,627)
Loss before income taxes	(4,618,854)	(8,092,534)	(10,232,683)	(14,940,435)
Income tax expense	121,531	125,916	193,885	228,191
Net loss	$(4,740,385)	$(8,218,450)	$(10,426,568)	$(15,168,626)

Net loss per common share:
Basic and diluted	$(0.18)	$(0.32)	$(0.39)	$(0.58)
Weighted-average common shares outstanding:
Basic and diluted	26,576,290	26,079,695	26,508,316	26,019,846

(1) Includes stock-based compensation as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Cost of subscription revenue	$211,238	$193,804	$418,949	$388,356
Cost of professional services revenue	127,521	148,661	249,213	272,142
Sales and marketing	234,489	149,708	436,733	395,568
Research and development	276,541	186,509	542,556	493,203
General and administrative	553,925	1,169,740	1,104,784	2,016,452
	$1,403,714	$1,848,422	$2,752,235	$3,565,721

AMBER ROAD, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Cash Flows (Unaudited)

	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(10,426,568)	$(15,168,626)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,334,061	3,258,769
Bad debt expense	173,426	70,062
Stock-based compensation	2,752,235	3,565,721
Compensation related to puttable common stock	—	27,382
Acquisition related deferred compensation	567,954	—
Changes in fair value of contingent consideration liability	469	(287,441)
Non-cash interest expense related to debt	—	247,144
Amortization of debt financing costs and accretion of debt discount	31,457	22,764
Changes in operating assets and liabilities:
Accounts receivable and unbilled receivables	5,037,522	3,698,627
Prepaid expenses and other assets	(675,686)	(322,687)
Accounts payable	(115,646)	(250,437)
Accrued expenses	779,676	(2,698,798)
Other liabilities	(1,966,098)	471,368
Deferred revenue	1,140,974	578,699
Net cash provided by (used in) operating activities	633,776	(6,787,453)
Cash flows from investing activities:
Capital expenditures	(92,097)	(626,376)
Addition of capitalized software development costs	(1,403,920)	(940,485)
Addition of intangible assets	(275,000)	(275,000)
Acquisition, net of cash acquired	—	(25,593,426)
Cash paid for deposits	(139,118)	(5,566)
Decrease in restricted cash	113,094	—
Net cash used in investing activities	(1,797,041)	(27,440,853)
Cash flows from financing activities:
Proceeds from revolving line of credit	8,750,000	—
Payments on revolving line of credit	(8,250,000)	—
Proceeds from term loan	—	20,000,000
Payments on term loan	(187,500)	—
Debt discount and financing costs	—	(186,582)
Repayments on capital lease obligations	(809,182)	(736,892)
Proceeds from the exercise of stock options	398,381	1,158,714
Net cash provided by (used in) financing activities	(98,301)	20,235,240
Effect of exchange rate on cash and cash equivalents	(487,667)	(180,390)
Net decrease in cash and cash equivalents	(1,749,233)	(14,173,456)
Cash and cash equivalents at beginning of period	17,854,523	41,242,200
Cash and cash equivalents at end of period	$16,105,290	$27,068,744

Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(4,740,385)	$(8,218,450)	$(10,426,568)	$(15,168,626)
Depreciation and amortization expense	1,650,899	1,701,813	3,334,061	3,258,769
Interest expense	221,793	266,694	422,173	391,627
Interest income	(29,420)	(16,398)	(51,048)	(28,346)
Income tax expense	121,531	125,916	193,885	228,191
EBITDA	(2,775,582)	(6,140,425)	(6,527,497)	(11,318,385)
Stock-based compensation	1,403,714	1,848,422	2,752,235	3,565,721
Puttable stock compensation	—	13,691	—	27,382
Change in fair value of contingent consideration liability	20,469	—	469	(287,441)
Purchase accounting deferred revenue adjustment	—	511,825	69,095	773,093
Acquisition compensation costs	283,977	407,533	567,954	544,444
Acquisition related costs	—	416,738	5,420	1,148,221
Adjusted EBITDA	$(1,067,422)	$(2,942,216)	$(3,132,324)	$(5,546,965)

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total revenue	$18,138,940	$17,377,396	$35,103,612	$32,571,521
Purchase accounting deferred revenue adjustment	—	511,825	69,095	773,093
Non-GAAP total revenue	$18,138,940	$17,889,221	$35,172,707	$33,344,614

Reconciliation of Net Loss to Non-GAAP Adjusted Net Loss (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Net loss	$(4,740,385)	$(8,218,450)	$(10,426,568)	$(15,168,626)
Stock-based compensation	1,403,714	1,848,422	2,752,235	3,565,721
Puttable stock compensation	—	13,691	—	27,382
Change in fair value of contingent consideration liability	20,469	—	469	(287,441)
Purchase accounting deferred revenue adjustment	—	511,825	69,095	773,093
Acquisition compensation costs	283,977	407,533	567,954	544,444
Acquisition related costs	—	416,738	5,420	1,148,221
Non-GAAP adjusted net loss	$(3,032,225)	$(5,020,241)	$(7,031,395)	$(9,397,206)

Adjusted non-GAAP net loss per common share:
Basic and diluted	$(0.11)	$(0.19)	$(0.27)	$(0.36)

Weighted-average common shares outstanding:
GAAP weighted average number of common shares outstanding - basic and diluted	26,576,290	26,079,695	26,508,316	26,019,846

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Loss from operations	$(4,426,481)	$(7,842,238)	$(9,861,558)	$(14,577,154)
Stock-based compensation	1,403,714	1,848,422	2,752,235	3,565,721
Puttable stock compensation	—	13,691	—	27,382
Change in fair value of contingent consideration liability	20,469	—	469	(287,441)
Purchase accounting deferred revenue adjustment	—	511,825	69,095	773,093
Acquisition compensation costs	283,977	407,533	567,954	544,444
Acquisition related costs	—	416,738	5,420	1,148,221
Non-GAAP adjusted loss from operations	$(2,718,321)	$(4,644,029)	$(6,466,385)	$(8,805,734)

Based on information available as of August 4, 2016, the following tables show 2016 GAAP guidance reconciled to non-GAAP guidance for the third quarter and full year 2016 as indicated below (numbers in millions, except per share data):

Reconciliation of GAAP Total Revenue to Non-GAAP Total Revenue Guidance (Unaudited)

	Third Quarter 2016		Full Year 2016
	Low	High	Low	High
Total revenue	$18.5	$19.1	$72.4	$74.4
Purchase accounting deferred revenue adjustment	—	—	0.1	0.1
Non-GAAP total revenue	$18.5	$19.1	$72.5	$74.5

Reconciliation of Loss from Operations to Non-GAAP Adjusted Loss from Operations Guidance (Unaudited)

	Third Quarter 2016		Full Year 2016
	Low	High	Low	High
Loss from operations	$(4.2)	$(4.8)	$(18.4)	$(20.4)
Stock-based compensation	1.3	1.3	5.3	5.3
Purchase accounting deferred revenue adjustment	—	—	0.1	0.1
Acquisition compensation costs	0.3	0.3	1.1	1.1
Non-GAAP adjusted loss from operations	$(2.6)	$(3.2)	$(11.9)	$(13.9)

Reconciliation of Net Loss per Share to Non-GAAP Adjusted Net Loss per Share Guidance (1) (Unaudited)

	Third Quarter 2016		Full Year 2016
	Low	High	Low	High
Net loss per share, basic and diluted	$(0.17)	$(0.19)	$(0.73)	$(0.80)
Stock-based compensation	0.05	0.05	0.20	0.20
Acquisition compensation costs	0.01	0.01	0.04	0.04
Non-GAAP adjusted net loss per share, basic and diluted	$(0.11)	$(0.13)	$(0.49)	$(0.56)

(1) This assumes weighted average shares outstanding - basic and diluted	26.8	26.8	26.8	26.8

CONTACT:
Amber Road Contacts
US & Canada
Annika Helmrich, +1 201-806-3656
AnnikaHelmrich@AmberRoad.com
or
Europe & Asia
Martijn van Gils, +31 858769534
MartijnvanGils@AmberRoad.com
or
Investor Relations Contact
ICR
Staci Mortenson, 201-806-3663
InvestorRelations@AmberRoad.com